UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2017

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer and Director

On June 28, 2017, the Board of Directors (the “Board”) of Columbia Banking System, Inc. (the “Company”) appointed Hadley S. Robbins to serve as the Company’s President and Chief Executive Officer and a member of the Board effective as of July 1, 2017. Mr. Robbins will also serve as the President and Chief Executive Officer of the Company’s wholly owned subsidiary, Columbia State Bank (“Columbia Bank”). In connection with Mr. Hadley’s election as a director of the Company, the Board increased the size of the Board to 11 directors.

Mr. Robbins, 60, served as the Company’s Executive Vice President and Chief Operating Officer from March 2014 through his appointment as Interim Chief Executive Officer of the Company in February 2017. He joined Columbia Bank as Senior Vice President and Oregon Group Manager in April 2013, when the Company acquired West Coast Bancorp, where Mr. Robbins served as Executive Vice President and Chief Credit Officer since 2007. Mr. Robbins has 38 years of banking experience and has held senior and executive positions with Wells Fargo Bank and community banks in the Pacific Northwest. In light of Mr. Robbins’ deep experience in the community banking industry, demonstrated leadership ability and history with the Company, the Board has concluded that Mr. Robbins should be elected to the Board.

There are no arrangements or understandings between Mr. Robbins and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Robbins and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Mr. Robbins has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company and Columbia Bank entered into an employment agreement (the “Employment Agreement”), effective July 1, 2017, with Mr. Robbins establishing his compensation as President and Chief Executive Officer. The Employment Agreement, which has a term of three years, provides that Mr. Robbins’ compensation will consist of an annual base salary of $700,000, a target annual bonus opportunity of 60% of annual base salary (which, for 2017, will be determined based on the base salary actually paid to Mr. Robbins in 2017) and an annual target long-term incentive opportunity of 80% of annual base salary. In connection with his appointment, Mr. Robbins will be granted long-term incentive awards with an aggregate grant date fair value equal to $260,000, 25% of which will be in the form of restricted stock and 75% of which will be in the form of performance shares, in each case with terms consistent with the terms of the Company’s 2017 long-term incentive awards.

During the term of his employment with the Company and Columbia Bank, Mr. Robbins will be entitled to participate in the benefits provided by the Company to its executives on a basis no less favorable than the benefits provided to other executives and will continue to participate in his Supplemental Executive Retirement Plan in accordance with its terms.

If Mr. Robbins’ employment is terminated by the Company and Columbia Bank for any reason other than cause, disability or death, or if Mr. Robbins terminates employment for good reason (as those terms are defined in the Employment Agreement), each of which we refer to as a “qualifying termination,” Mr. Robbins will be entitled to receive any earned but unpaid bonus for a prior fiscal year and, subject to his execution of a release of claims, (1) cash severance equal to 2.0 times Mr. Robbins’ annual base salary, (2) a prorated bonus for the year of termination based on actual performance, (3) a prorated portion of any long-term incentive awards (based on actual performance in the case of awards subject to performance-based vesting) and (4) continued health and welfare benefits for 24 months.

Notwithstanding the foregoing, if Mr. Robbins experiences a qualifying termination within six months prior to, or within 24 months following, a change in control of the Company (as defined in the Employment Agreement), Mr. Robbins will be entitled to receive (1) any earned but unpaid bonus for a prior fiscal year, (2) cash severance equal to 2.5 times the sum of Mr. Robbins’ annual base salary and target annual bonus, (3) a prorated target bonus for the year of termination and (4) subject to Mr. Robbins’ execution of a release of claims, continued health and welfare benefits for 30 months. On any such qualifying termination, Mr. Robbins’ long-term incentive awards will be treated in accordance with their terms.

If Mr. Robbins’ employment is terminated due to Mr. Robbins’ death or disability, Mr. Robbins will be entitled to receive any earned but unpaid bonus for a prior fiscal year and Mr. Robbins’ long-term incentive awards will be treated in accordance with their terms.

Mr. Robbins will be subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 7.01.	Regulation FD Disclosure.

On June 28, 2017, the Company issued a press release announcing Mr. Robbins’ appointment as President and Chief Executive Officer of the Company and Columbia Bank and as a director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated June 28, 2017, by Columbia State Bank, Columbia Banking System, Inc. and Robbins.

99.1	Press release dated June 28, 2017 (furnished and not filed for purposes of Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2017	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ David C. Lawson
David C. Lawson Executive Vice President, Chief Human Resources Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated June 28, 2017, by Columbia State Bank, Columbia Banking System, Inc. and Robbins.

99.1	Press release dated June 28, 2017 (furnished and not filed for purposes of Item 7.01).